
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      23,944,835
<SECURITIES>                                         0
<RECEIVABLES>                                   70,417<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              24,175,620<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                24,175,620<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,039,461<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               421,349
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                618,112
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            618,112
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   618,112
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $70,417.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $160,368.
<F3>Liabilities include redemptions payable of $386,146, accrued brokerage fees of $67,294, accrued management fee of $46,092 and service fee payable of $18,437.
<F4>Total revenues include realized trading revenue of $34,855, net change in unrealized of $796,011 and interest income of $208,595.

